UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 23, 2004


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                            93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                           52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 7.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated January 23, 2004 with respect to the Company's financial results for the quarter ended December 31, 2003.

Item 12.   Results of Operations and Financial Condition.


     On January 23, 2004, Heartland Express, Inc. announced its financial results for the quarter ended December 31, 2003. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.
                                                     HEARTLAND EXPRESS, INC.

Date: January 26, 2004                               BY: /s/ John P. Cosaert
                                                     ---------------------------
                                                     JOHN P. COSAERT
                                                     Vice-President
                                                     Finance and Treasurer

                                Exhibit No. 99.1
Friday, January 23, 2004, For Immediate Release
Press Release
Heartland Express, Inc. Reports Revenues and Earnings for the Fourth Quarter of 2003.

CORALVILLE, IOWA - January 23, 2004 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the fourth quarter ended December 31, 2003. For the fourth quarter revenue increased 12.0% to $103.0 million from $92.0 million in the fourth quarter of 2002. Net income was $19.0 million and basic earnings per share were $0.38. The results reflect an adjustment pertaining to self insurance accruals. The impact of the reserve adjustment was an increase in net income of $5.4 million or $.11 per share. The reserve adjustment has no impact on cash flows. Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 72.1%. The reserve adjustment reduced the operating ratio from 80.1%.

For the twelve months, revenue increased 18.9% to $405.1 million from $340.7 million during the same period in 2002. Net income for the twelve months was $57.2 million and basic earnings per share were $1.14.

During the fourth quarter Heartland Express, Inc. engaged consulting actuaries to assist in determining the liability for self insurance reserves. As a result of the actuarial studies management decreased the amount accrued for accident liability claims and increased the amount accrued for workers' compensation claims. This $5.4 million reserve adjustment, net of taxes, increased fourth quarter earnings by $0.11per share. Details of the adjustment are as follows (in millions):

        Decrease in insurance and claims expense           $ (11.2)
        Increase in salaries, wages, benefits
           (workers' compensation)                         ____2.9
        Increase in operating income                           8.3
        Income taxes                                       ___(2.9)
        Increase in net income                             $   5.4

The Company ended the fourth quarter with cash, cash equivalents, and investments of $202.4 million, a $48.5 million increase from the $153.9 million reported on December 31, 2002. Total assets increased to $448.4 million from $373.1 million at December 31, 2002. The Company's balance sheet continues to be debt-free.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of $1,000,000 at the rate of $0.02 per share was paid on January 2, 2004 to shareholders of record at the close of business on December 22, 2003.

This press release may contain statements that might be considered forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.


                        Contact: Heartland Express, Inc.
                                  John Cosaert
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                              Three months ended          Twelve months ended
                                                 December 31,                 December 31,

                                             2003           2002          2003           2002

OPERATING REVENUE                        $103,015,958   $ 91,991,577   $405,116,097   $340,745,026
                                         ------------   -------------  ------------   ------------

OPERATING EXPENSES:

   Salaries, wages, benefits             $ 38,840,605   $ 31,028,763   $141,292,791   $109,959,772

   Rent and purchased transportation       10,793,789     15,325,211     49,988,074     64,159,365

   Operations and maintenance              18,969,711     16,334,060     75,516,232     56,334,769

   Taxes and licenses                       2,139,066      1,894,192      8,402,986      7,144,078

   Insurance and claims                    (7,732,134)     1,929,319      2,187,537      9,192,632

   Communications and utilities               841,447        716,308      3,604,661      2,956,810

   Depreciation                             7,100,937      6,350,883     26,533,937     20,378,720

   Other operating expenses                 3,352,669      2,591,462     12,538,652      8,843,137

   (Gain) on disposal of fixed assets         (38,813)      (422,012)       (45,782)      (273,549)
                                         ------------   ------------   ------------   ------------

                                         $ 74,267,277   $ 75,748,186   $320,019,088   $278,695,734
                                         ------------   ------------   ------------   ------------

        Operating income                 $ 28,748,681   $ 16,243,391   $ 85,097,009   $ 62,049,292

   Interest income                            543,800        682,550      2,045,793      2,811,181
                                         ------------   ------------   ------------   ------------

   Income before income taxes            $ 29,292,481   $ 16,925,941   $ 87,142,802   $ 64,860,473

   Federal and state income taxes          10,252,369      5,754,818     29,921,477     22,052,559
                                         ------------   ------------   ------------   ------------

   Net income                            $ 19,040,112   $ 11,171,123   $ 57,221,325   $ 42,807,914
                                         ============   ============   ============   ============

   Earnings per common share:

       Basic earnings per share          $       0.38   $       0.22   $       1.14   $       0.86
                                         ============   ============   ============   ============

   Basic weighted average shares
   outstanding                             50,000,000     50,000,000     50,000,000     50,000,000
                                         ============   ============   ============   ============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                               December 31,        December 31,
ASSETS
                                                   2003               2002
                                              --------------     --------------
CURRENT ASSETS

  Cash and short term investments             $  202,431,155     $  153,861,422
  Trade receivables                               36,836,728         33,012,394
  Prepaid tires                                    2,529,580          4,757,850
  Deferred income taxes                           21,308,000         21,134,000
  Other current assets                               673,101            620,344
                                              --------------     --------------
    Total current assets                      $  263,778,564     $  213,386,010
                                              --------------     --------------

PROPERTY AND EQUIPMENT                        $  232,650,992     $  191,116,893
  Less accumulated depreciation                   56,951,186         39,715,307
                                              --------------     --------------
                                              $  175,699,806     $  151,401,586
                                              --------------     --------------
OTHER ASSETS                                  $    8,928,186     $    8,320,593
                                              --------------     --------------
                                              $  448,406,556     $  373,108,189
                                              ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable & accrued liabilities      $   15,684,826     $    8,632,810
  Accrued expenses                                53,724,940         52,386,322
  Income taxes payable                             7,720,875          6,070,318
                                              --------------     --------------
    Total current liabilities                 $   77,130,641     $   67,089,450
                                              --------------     --------------
DEFERRED INCOME TAXES                         $   39,760,000     $   30,089,000
                                              --------------     --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Capital stock: Common, $.01 par value;
  authorized 395,000,000 shares; issued and
  outstanding 50,000,000                      $      500,000     $      500,000
  Additional paid-in capital                       8,510,305          8,603,762
  Retained earnings                              323,710,296        268,488,971
                                              --------------     --------------
                                              $  332,720,601     $  277,592,733
  Less  unearned compensation                     (1,204,686)       (1,662,994)
                                              --------------     --------------
                                              $  331,515,915     $  275,929,739
                                              --------------     --------------
                                              $  448,406,556     $  373,108,189
                                              ==============     ==============

                                 END OF REPORT